UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): October 13, 2009

The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)

281-597-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) The information disclosed under Item 5.02 below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The common stock of The Meridian Resource Corporation (the “Company”) is listed on the New York Stock Exchange (“NYSE”).  As such, the Company is required to comply with Section 303A.01 of the NYSE Listed Company Manual, which requires a listed company to have a majority of independent directors on its board.  As previously reported, the Company has not been in compliance with that requirement since December 2008.  Immediately prior to the resignations described below, the Company had four independent and six non-independent directors on its board.

Accordingly, effective October 13, 2009, Joe E. Kares, G.M. (Byrd) Larberg and Gary A. Messersmith, each of whom were non-independent directors, voluntarily resigned from the Company’s board of directors, resulting in four independent and three non-independent directors remaining on the board.  The decision of each of Messrs. Kares, Larberg and Messersmith to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Rather, the resigning directors agreed to resign to facilitate compliance with Section 303A.01 of the NYSE rules for listed companies.

The Company thanks Mr. Kares, Mr. Larberg and Mr. Messersmith for their contributions and service to the Company over many years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation
(Registrant)

By:  /s/  Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President
and Chief Accounting Officer

Date:  October 14, 2009